EXHIBIT 23.1




                     CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-11920, 33-15793, 33-17614, 33-21984, 33-23058, 33-25634, 33-31319, 33-45847,
33-69230, 33-55347, 33-46292, 33-59567, 333-11703 and 333-11703-01) and to the
incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-80978, 33-4042, 33-27203, 33-29498, 33-46968, 33-51691, and 333-08005) of
our report dated February 4, 1997 appearing on page F-2 of Triton Energy Limited's Annual Report on Form 10-K for the year ended December 31, 1996.





Price  Waterhouse  LLP
Dallas,  Texas
March  18,  1997